AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 2004

                                               REGISTRATION NO. 333-____________

--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                              BLUESTAR HEALTH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           COLORADO                                              84-0736215
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



                       19901 SOUTHWEST FREEWAY, SUITE 209
                              SUGAR LAND, TX  77479
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                 2004 Non-Qualified Stock Grant and Option Plan
                            (Full Title of the Plan)
                              ____________________

                                Alfred E. Oglesby
                       19901 Southwest Freeway, Suite 209
                              Sugar Land, TX  77479
                                 (281) 207-5485
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 220
                    Rancho Santa Margarita, California 92688
                                 (949) 635-1240

                                   CALCULATION  OF  REGISTRATION  FEE

------------------------------------------------------------------------------------------------------------------
Title of Securities      Amount to be        Proposed Maximum             Proposed Maximum          Amount of
to be Registered        Registered (2)  Offering Price per Share(1)   Aggregate Offering Price   Registration Fee

Common Stock,
par value $0.001         1,200,000              $0.30                       $360,000                   $45.62

TOTAL REGISTRATION FEE   1,200,000              $0.30                       $360,000                   $45.62
------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask-prices as reported by the NASDAQ Over-The-Counter Bulletin Board on September 28, 2004.

     (2)  The  securities  to  be  registered  represent  shares of Common Stock reserved for issuance under the Bluestar Health, Inc. 2004 Non-Qualified Stock Grant and Option Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend, or similar transaction, are also being registered hereunder.


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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN  INFORMATION.*

ITEM 2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.




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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

      (i) The Registrant's Annual Report dated January 14, 2004 on Form 10-KSB filed with the Commission on January 15, 2004.

      (ii) The Registrant's Quarterly Report dated August 24, 2004 on Form 10-QSB filed with the Commission on August 25, 2004.

      (iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

The Company's authorized capital stock consists of 40,000,000 shares of Common Stock, par value $0.001 per share.

The holders of Common Stock are entitled to one vote for each share held of record on all matters on which the holders of Common Stock are entitled to vote.

The holders of Common Stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The current policy of the Board of Directors, however, is to retain earnings, if any, for the operation and expansion of the Company's business.

Upon liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution, after payment of or provision for all debts and liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

The holders of Common Stock do not have preemptive, subscription, redemption or conversion rights under the Company's Articles of Incorporation, as amended.
There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.


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
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by The Lebrecht Group, APLC, counsel to the Company.

The Lebrecht Group, APLC, and its principals, do not own any shares of Company common stock as of the date hereof.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation Laws of the State of Colorado and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS


     3.1 (1)  Restated Articles of Incorporation of Taurus Petroleum, Inc.

     3.2 (2)  Articles of Amendment to the Articles of Incorporation of
              Taurus Petroleum, Inc.

     3.3 (1)  Bylaws of Taurus Oil Corporation

     5.1      Opinion of The Lebrecht Group, APLC

     10.1     Bluestar Health, Inc. 2004 Non-Qualifed Stock Grant and Option
              Plan

     10.2     Bluestar Health, Inc. Form of Stock Option Agreement

     23.1     Consent of The Lebrecht Group, APLC (included in Exhibit 5.1)

     23.2     Consent of Malone & Bailey, PLLC

     (1) Incorporated by reference from our Annual Report on Form 10-KSB for the year ended September 30, 1998, filed with the Commission on January 20, 1999.

     (2) Incorporated by reference from our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, filed with the Commission on August 25, 2004.

ITEM 9. UNDERTAKINGS.

      (a)   The  undersigned  Registrant  hereby  undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To  include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on September 29, 2004.



                                                 Bluestar Health, Inc.

                                                 /s/ Alfred E. Oglesby
                                                 -------------------------------
                                                 By: Alfred E. Oglesby
                                                 Its: President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Alfred E. Oglesby
--------------------------------
Alfred E. Oglesby
Director




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